                       SETTLEMENT AGREEMENT AND RELEASE
                       --------------------------------

     This Settlement Agreement and Release ("Agreement") is made and is effective the 31st day of March, 1994 between Racal-Redac, Inc. ("Racal"), a Massachusetts corporation with its principal place of business in Mahwah, Mahwah, New Jersey, and IKOS Systems, Inc. ("IKOS"), a Delaware corporation, with its principal place of business in Cupertino, California.

     WHEREAS, on or about May 3, 1991, Racal and IKOS entered into a Technology Transfer and Joint Development Agreement ("First Agreement"); and

     WHEREAS, on or about July 1, 1993, Racal and IKOS entered into a Second Technology Transfer and Joint Development Agreement ("Second Agreement"); and

     WHEREAS, on or about March 24, 1994, IKOS filed a complaint for breach of contract, intentional misrepresentation and declaratory relief against Racal in the U.S. District Court, Northern District of California (San Jose Branch), which case has been styled C-94 20204 PVT; and

     WHEREAS, Racal denies IKOS' allegations, and

     WHEREAS, Racal has asserted that IKOS is in breach of the Second Agreement; and

     WHEREAS, IKOS denies that it is in breach of the Second Agreement;
and

     WHEREAS, the parties wish to resolve all disputes between them.

     NOW THEREFORE, in consideration of the promises, agreements, releases, and cash payments herein contained and described, and intending to be legally bound.

Racal and IKOS agree as follows:

     1. Upon execution of this Agreement, IKOS will dismiss with prejudice, the case of IKOS Systems, Inc. v Racal-Redac, Inc. C-94 20204 PVT. by filing
            --------------------------------------
the Notice of Dismissal With Prejudice attached as Exhibit 1 hereto.

     2. IKOS agrees to pay Racal the sum the Two and One-Half Million Dollars ($2,500,000) in accordance with the following payment schedule:

          March 31, 1994                 $175,000

          April 1, 1994                  $175,000

          July  1, 1994                  $ 50,000

          October 1, 1994                $ 50,000

          January 1, 1995                $100,000

          April 1, 1995                  $100,000

          July 1, 1995                   $150,000

          October 1, 1995                $150,000

          January 1, 1996                $150,000

          April 1, 1996                  $150,000

          July 1, 1996                   $150,000

          October 1, 1996                $150,000

          January 1, 1997                $150,000

          April 1, 1997                  $150,000

          July 1, 1997                   $300,000

          October 1, 1997                $300,000

          January 1, 1998                $ 50,000

     3. IKOS' obligation to pay the $2.5 million amount to Racal will be evidenced by a promissory note, a copy of which is set forth as Exhibit
2 hereto. Upon execution of this Agreement, IKOS shall sign and provide Racal two fully executed original copies of the promissory note attached as Exhibit 2 hereto.

     4.  IKOS' obligation to pay the promissory note, attached as Exhibit
2 hereto, will be secured by the Security Agreement attached as Exhibit 3 hereto. Upon execution of the Settlement Agreement, IKOS shall sign and provide Racal with two fully executed original copies of the Security Agreement attached as Exhibit 3 hereto.

     5. IKOS' payment obligations shall be secured by it giving Racal a security interest in IKOS' fifty percent undivided ownership interest in the VHDL 2000 software. That security interest is evidenced by the financing statement attached as Exhibit 4 hereto. Upon execution of the Agreement, IKOS shall sign and provide Racal with two fully-executed original copies of the financing statement attached as Exhibit 4 hereto.

      6. IKOS agrees to sign all other documents requested by Racal that will permit Racal to perfect a security interest in IKOS' ownership interest in the VHDL 2000 Software and all royalties, fees, payments and other revenues that IKOS receives or is entitled to in connection with its ownership of the VHDL 2000 Software.

     7. IKOS does hereby remise and forever discharge Racal, its divisions, affiliates, parents, past or present subsidiaries, officers, directors, employees, agents, and all successors, assigns, heirs, and legal representatives of such released entities and persons from any and all manner of acts, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liabilities, judgements, executions, claims, and demands of any nature whatsoever, known or unknown, choate or inchoate, with respect to any matter from the beginning of time until the date of which IKOS signs this Agreement.

     8. Except for the obligations imposed on IKOS by this Agreement and in the exhibits attached to this Agreement. Racal hereby releases IKOS, its divisions, affiliates, parents, past or present subsidiaries, officers, directors, employees, agents, and all successors, assigns, heirs, and legal representatives of such released entities and persons from any and all manner of acts, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liabilities, judgments, executions, claims, and demands of any nature whatsoever, known or unknown, choate or inchoate, with respect to any matter from the beginning of time until the date on which Racal signs this Agreement.

     9. Neither party shall take any action in any court to have the Agreement set aside or declared illegal.

     10. IKOS and Racal agree to execute one copy of this Agreement by telefax and to execute two copies of this Agreement by original signatures. All obligations imposed upon IKOS under this Agreement and the exhibits to this Agreement will become effective upon transmittal by telefax of the signature of IKOS' authorized representative and attorney.

     11. It is agreed by and between IKOS and Racal that all disputes and matters whatsoever arising under, in connection with or incident to this Agreement shall be litigated, if at all, in and before a Court located in the State of New Jersey, to the exclusion of the Courts of any other state, and that this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     12. The rights and obligations of IKOS under this Agreement shall not be assignable without the prior written consent of Racal. The rights and obligations of Racal hereunder shall not be assignable without the written consent of IKOS, except to any entity controlling, controlled by, or under common control of Racal Electronics Plc. or The Racal Corporation. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

     WHEREFORE, Racal and IKOS have caused this Agreement to be signed by their duly authorized representatives and their attorneys on the 7th day of April, 1994.

IKOS SYSTEMS, INC.                      GRAY CARY WARE & FREIDENRICH
                                        A Professional Corporation

By:  /s/ Gerald S. Casilli
    -----------------------

Title: Chairman & CEO                   By:
      ---------------------                ----------------------------

Date:  7 April 1994                     Attorneys
      ---------------------             IKOS SYSTEMS, INC.


RACAL-REDAC, INC.                       EPSTEIN BECKER & GREEN, P.C.

By:
    -----------------------

Title:                                  By:
       --------------------                ------------------------------

Date:                                   Attorneys
      ---------------------             RACAL-REDAC, INC.

GRAY CARY WARE & FREIDENRICH                                        EXHIBIT 1
A Professional Corporation
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Telephone: (315) 328-6581

                              (SAN JOSE BRANCH)

IKOS SYSTEMS, INC., a Delaware                     No. C-94 20204 PVT
corporation,
                                                   NOTICE OF DISMISSAL WITH
             Plaintiff,                                    PREJUDICE
      v.

RACAL-REDAC, INC., A Massachusetts
corporation

             Defendant


     Plaintiff, IKOS Systems, Inc., hereby gives notice of and dismisses the captioned case with prejudices.

DATED:

                                           GRAY CARY WARE & FREIDENRICH
                                           A Professional Corporation

                                           By:
                                              --------------------------------

                                              Attorneys for Plaintiff
                                              IKOS SYSTEMS, INC.

                                                                    EXHIBIT Z
                               PROMISSORY NOTE
                               ---------------



$2,500,000.00                                                Mahwah, New Jersey
Principal Amount                                             March 31, 1994
----------------




     FOR VALUE RECEIVED, the undersigned, IKOS Systems, Inc., a Delaware corporation (the "Maker"), with its principal place of business in Cupertino, California, hereby promises to pay to the order of Racal-Redac, Inc., a Massachusetts corporation with its principal place of business in Mahwah, New Jersey ("Payee"), the principal sum of Two Million, Five Hundred Thousand Dollars and Zero cents ($2,500,000.00) in accordance with this promissory note (the "Promissory Note").

     1. The Principal Amount outstanding from time to time under this Promissory Note is payable in lawful money of the United States of America in same day funds.

     2. The Principal Amount shall be due and payable in seventeen (17) payments commencing on March 31, 1994, with the following due dates:

         (1)    March 31, 1994:             $175,000.00
         (2)    April 1, 1994:              $175,000.00
         (3)    July 1, 1994:               $ 50,000.00
         (4)    October 1, 1994:            $ 50,000.00
         (5)    January 1, 1995:            $100,000.00
         (6)    April 1, 1995:              $100,000.00
         (7)    July 1, 1995:               $150,000.00
         (8)    October 1, 1995:            $150,000.00
         (9)    January 1, 1996:            $150,000.00
         (10)   April 1, 1996:              $150,000.00
         (11)   July 1, 1996:               $150,000.00
         (12)   October 1, 1996:            $150,000.00
         (13)   January 1, 1997:            $150,000.00
         (14)   April 1, 1997:              $150,000.00
         (15)   July 1, 1997:               $300,000.00
         (16)   October 1, 1997:            $300,000.00
         (17)   January 1, 1998:            $ 50,000.00

     3. DEFAULT: For purposes of this Promissory Note, a "Default" shall be defined as:
                I. The failure by Maker to pay any Principal Amount or other amount accruing under this Promissory Note within ten (10) days of the date such payment is due;

                II. Any warranty, representation or other statement of Maker contained in the Security Agreement, dated as of the date hereof, which is incorporated herein by reference (the "Security Agreement"), that is false or misleading in any material respect, or there is otherwise an event of default as defined in the Security Agreement;

                III. The institution of bankruptcy or similar proceedings having the same effect, either voluntary or involuntary, under any state or federal statute, by or against Maker.

                iv.    An assignment for the benefit of creditors by Maker;

                v. Failure to perform or observe any other covenants, agreements or conditions prescribed in this Promissory Note or the Security Agreement and the continuance thereof for a period of ten (10) days; or

                vi. Any attempted transfer or transfer of any portion of IKOS' ownership interest in the VHDL 2000 Software.

     4.  ACCELERATION:  Upon the occurrence of a Default, this Promissory
Note will accelerate and all amounts previously not paid will become due and payable immediately to Payee along with interest on such amount at the rate of ten percent (10%), per annum, compounded daily, or the maximum percentage allowed by law. The rights and remedies available to Payee under this Promissory Note shall be cumulative and in addition to any other rights or remedies that Payee may be entitled to pursue at law or in equity. Further, the exercise of one or more of such rights or remedies shall not impair Payee's right to exercise any other right or remedy at law or in equity. Notwithstanding the occurrence of a Default and/or Payee's exercise of any of its rights or remedies hereunder, until such time as Payee receives payment of all amounts due hereunder, interest will continue to accrue on the outstanding principal balance in the amount of ten percent (10%), per annum, compounded daily, or the maximum percentage allowed by law.

     5. CONFESSION OF JUDGMENT: Upon the occurrence of a Default, Maker appoints Payee as its Attorney-In-Fact with the power to execute a confession of judgment.

     6. ATTORNEYS FEES AND COSTS: Maker shall pay on demand any and all costs and expenses, including reasonable attorneys' fees, incurred by Payee in connection with a Default and the collection of any outstanding principal and interest accrued hereunder to enforce the terms hereof. Maker hereby waives trial by jury and, to the full extent permitted by law all rights to plead any statute of limitation as a defense to any action hereunder.

     7. WAIVER: The waiver of a Default shall not constitute a continuing waiver or a waiver of any subsequent Default. Maker hereby waives presentment, demand, notice of demand, protest, notice of protest, notice of dishonor and notice of nonpayment.

     8. NOTICE: All notices, requests, consents and other communications hereunder shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or three (3) days after mailing if deposited in the United States mail, first class, registered or certified mail, return receipt requested, with postage prepaid as follows:

     If to Maker:            Racal-Redac, Inc.
                             c/o The Racal Corporation
                             Law Department
                             1601 N. Harrison Parkway
                             Sunrise, Florida  33323-2899
                             Attn:  L. Rodney Manning


     If to Payee:            IKOS Systems, Inc.
                             19050 Pruneridge Avenue
                             Cupertino, California 95014
                             Attn:  Gerald S. Casilli

or such other persons or addresses as either party may from time to time designate by notice given to the other party in accordance with this Section
7. All payments made by Maker hereunder shall be made to Payee at the address set forth above or as otherwise designated by Payee in accordance with this
Section 7.

     9. This Promissory Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

    10. Maker shall not have the right to assign this Promissory Note without the prior written consent of Payee. Payee shall not have the right to assign this Promissory Note without the prior written consent of Maker, provided, however, that Payee may assign this Promissory Note to Payee's affiliates, without the prior written consent of Maker, subject to all defenses.

    11. This Promissory Note is issued pursuant to the Settlement Agreement and Release between the Maker, and the Payee, and is secured by the security interest described therein. Further, this Promissory Note incorporates herein by reference the terms and conditions of the Security Agreement, which Security Agreement grant a security interest to Payee in certain property as provided in the Security Agreement. The Security Agreement, among other things, contains provisions for acceleration of the maturity of this Promissory Note upon the happening of certain stated events.

    12. Any Default hereunder shall constitute a Default under the Security Agreement, and any Default under the Security Agreement shall constitute a Default hereunder.

     13. FORUM SELECTION: It is agreed by and between Debtor and Maker that all disputes and matters whatsoever arising under, in connection with or incident to this Promissory Note shall be litigated, if at all, in and before a Court located in the State of New Jersey, to the exclusion of the Courts of any other state.



                                            IKOS SYSTEMS, INC.


                                            By:    /s/ Gerald S. Casilli
                                                   ---------------------

                                            Title: Chairman & CEO
                                                   ---------------------

                                            Date:  7 April 1994
                                                   ---------------------

                                                                   EXHIBIT 3

                              SECURITY AGREEMENT
                              ------------------

     THIS SECURITY AGREEMENT (the "Agreement") is made and entered into as of March 31, 1994, between IKOS Systems, Inc. ("Debtor"), a Delaware corporation, with its principal place of business in Cupertino, California, and Racal-Redac Corporation, a Massachusetts corporation with its principal place of business in Mahwah, New Jersey ("Secured Party").

                                   RECITALS
                                   --------

     A. Debtor owes Two Million and Five Hundred Thousand Dollars ($2,500,000) (the "Debt") to Secured Party evidenced by a Promissory Note
(the "Promissory Note") issued pursuant to the Settlement and Release Agreement between Debtor and Secured Party, dated March 31, 1994.

     B. To induce Secured Party to issue the Promissory Note to Debtor upon the terms and conditions set forth in the Promissory Note, and as security for the payment and performance of Debtor's obligations to Secured Party under the Promissory Note, it is the intent of Debtor to pledge and to grant to Secured Party for the benefit of Secured Party, a security interest in certain property of Debtor and to create such a security interest as hereinafter provided.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt, and adequacy of which are hereby acknowledge, Debtor and Secured Party hereby agree as follows:

                                  AGREEMENT
                                  ---------

     1.  Grant of Security Interest. Debtor hereby pledges and grants to
         ---------------------------
Secured Party for the benefit of Secured Party, a security interest in the property described in Section 2 below (collectively and severally, the "Collateral") to secure payment and performance of the obligations of Debtor to Secured Party described in Section 3 below (collectively and severally, the "Obligations").

     2.  Collateral.  The Collateral shall consists of all source code,
         -----------
object code, flow charts, program descriptions, program listings, layouts, libraries, diagrams, reports, tests and other data and other programs, and all related documentation and information, comprising and related to the version existing on the date hereof and all proceeding versions of and works in progress or developments relating to the computer software programs known as the VHDL 2000 Software or VHDL 2000 Simulation Technology ("VHDL Technology"), as more fully described in Schedule 1 attached hereto, together
                                         ----------
with all tools, applications, programs sub-routines, compilers, utilities, test routines, data bases, libraries, library builder technologies and other software programs developed in connection with the development, maintenance, diagnosis, support and/or enhancement of the VHDL Technology; all Derivative Works of the VHDL Technology (as defined below); all inventories of the object code product versions of the VHDL Technology in finished and packaged form, together with related users manuals and product packaging; all of the debtor's right, title and interest in and to all intangible, intellectual and industrial property rights constituting, embodied in or pertaining to the VHDL Technology, including but not limited to (i) all trademarks, tradenames, service marks and names, logos or slogans, together with the goodwill related thereto, including all registrations and applications therefor, (ii) all copyrights (including audio visual copyrights), mask works and design rights and any registrations or applications therefor, (iii) all patent rights, including issued patents, patent applications, reissues or patents of additions, continuations in part and filing priorities, (iv) all inventions, discoveries, technology and know-how; (v) all confidential and proprietary information related to any of the items referenced in clauses (i) through (iv) above, and (vi) all rights to secure renewals, reissuances and extensions of the items referenced in clauses (i) through (iv) above; all rights granted to use the intellectual property of any third party with the VHDL Technology or to modify and incorporate such intellectual property into the VHDL Technology, whether pursuant to a license or similar agreement, and all rights to sublicense such rights, in whole or in part, to others in connection with the development, distribution or sale of the VHDL Technology, including all end-user licenses and associated rights related to "off-the-shelf" commercial software products used in connection with the VHDL Technology;
all rights (including all intellectual property rights and rights to future payments) under contracts, agreements, licenses, sublicenses, arrangements or commitments relating to the distribution, licensing, sublicensing, sale, maintenance, support or development of the VHDL Technology; and all of the Debtor's rights to enforce and protect the rights associated with the VHDL Technology, including any and all agreements or licenses entered into for the protection of rights associated with the VHDL Technology and any and all agreements between the Debtor and its consultants or employees relating to the VHDL Technology, including any such software protection rights assigned to or obtained by the debtor in connection with the Debtor's direct or indirect acquisition of any of the VHDL Technology. For purposes of this paragraph, the term "Derivative Work" includes any software program which includes at least 25% of the source code lines used in the VHDL Technology as in existence on the date hereof.

     3.  Obligations. The Obligations of Debtor secured by this Agreement
         ------------
shall consist of any and all debts, obligations and liabilities of Debtor to Secured Party arising our of, connected with or related to the Promissory Note or this Agreement and all amendments or extensions or renewals of the Promissory Note whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

     4.  Representations and Warranties. Debtor hereby represents and warrants
         -------------------------------
to Secured Party that at all times from the date of this Agreement to and including the date, payment and performance of the Obligations has been completed in full:

         (a) The Debtor is a corporation duly organized, validly existing, in good standing and possessing all powers and authority to own its property and to conduct the business in which it is engaged as well as all other rights and privileges generally granted by the State of California. Debtor has the full right and power to grant the security interest contemplated hereunder and there are no presently existing security interests in the Collateral or any part thereof.

            (b) The Debtor is not in violation of, or in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a violation or default) in the performance of any obligation, agreement or condition contained in the organizational documents of the Debtor or otherwise applicable to the Debtor, or in violation or default of any agreement or instrument to which the Debtor is a party or by which it may be bound or to which its property or assets are subject, or any law, order, rule, regulation, writ, authorization, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

            (c) There is not now pending or threatened, any action, suit or proceeding to which the Debtor is subject before or by any court or governmental agency or body, which might result in any adverse change in the condition (financial or otherwise), business, properties or prospects of the Debtors or in its ability to fulfill its obligations under this Agreement; nor does Debtor know of any circumstances which would give rise to any such action, suit or proceeding.

            (d) The Debtor has furnished to the Secured Party such financial information regarding the Debtor as the Secured Party has requested. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is accurate and complete in all material respects.

            (e) Debtor has the legal authority and has completed all proceedings and obtained all approvals and consents necessary to execute, deliver and perform this Agreement and the Promissory Note, as applicable.

            (f) The execution, delivery and performance of this Agreement by the Debtor, and the execution, delivery and performance of the Promissory
Note by Debtor will not contravene or constitute a default under any applicable law or regulation or any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting Debtor, as the case may be.

            (g) This Agreement and the Promissory Note constitute the legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, and the pledge of the Collateral pursuant to this Agreement creates and grants to Secured Party for its benefit a valid, perfected and enforceable security interest in, and lien upon, the Collateral, securing the payment of the Obligations.

            (h) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the exercise by Secured Party of the rights provided for in this Agreement or the remedies with respect to the Collateral pursuant to this Agreement, and

            (i) There is no action, suit or proceeding pending or threatened against Debtor that might adversely affect the Collateral, or Debtor's rights and interests therein, in any material respect.

     5.  Further Assurances.  At any time and from time to time, at the
         ------------------
expense of Debtor, Debtor promptly shall execute and deliver all further instruments and documents and will take all further action, that may reasonably by necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect the pledge and grant of security interest made by this Agreement or to enable Secured Party to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.

     6.  Covenants of Debtor.  So long as the Promissory Note remains unpaid
         -------------------
Debtor shall:

            (a) ensure that all acts that may be necessary to maintain, preserve and protect the Collateral are done;

            (b) perform all of its obligations hereunder and under the Promissory Note when due and before any such obligations are delinquent;

            (c) procure, execute and deliver from time to time any endorsements, assignments, financing statements or other writings deemed necessary or appropriate by Secured Party to perfect, maintain and protect its interest hereunder and the priority thereof;

            (d) except as otherwise approved in writing by Secured Party, not surrender, sell, encumber, assign, pledge or otherwise dispose of or transfer the Collateral and keep the Collateral free of all levies and security interests or other liens or charges;

            (e) pay all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting the Collateral prior to the time the same becomes delinquent,and

            (f) permit Secured Party and/or its authorized representatives access to inspect and copy Debtor's books and records related to the Collateral upon reasonable notice.

     7.  Default and Remedies.
         --------------------

            (a) The occurrence of any of the following events shall constitute an event of default under the terms of this Agreement (an "Event of Default"):

                 i) any representation or warranty of Debtor contained herein or otherwise made in connection with the transactions contemplated by this Agreement shall be false or misleading in any material respect on the date as of which made;

                ii) Debtor fails to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in this Agreement and/or the Promissory Note and Debtor has not cured such failure to perform within five (5) days after notice of such failure by Secured
Party to Debtor; or

               iii)  an event of default shall occur under the Promissory
Note.

Notice under paragraph 7(a)(ii) will be acceptable if given to Debtor by telefax at 408-245-0290.

             (b) Upon an Event of Default that is not cured within the applicable time period provided in Section 7(a)(ii) above, if any cure period is available, Secured Party may and without notice to or demand on Debtor and in addition to all rights and remedies available to Secured Party under the terms of this Agreement and the Promissory Note, do any one or more of the following;

                  i) foreclose or otherwise enforce Secured Party's security interest in any manner permitted by law, or provided for in this Agreement;

                 ii) declare to be due and payable, whereupon the same shall become and be immediately due and payable, without demand, protest, presentment or further notice of any kind, all of which are hereby expressly waived by Debtor: all principal remaining unpaid, plus interest (computed on the basis of a 365-day year (or 366, if applicable), actual days elapsed) on the unpaid principal balance hereof from the date of the Promissory Note at the rate of ten percent (10%), or the maximum percentage allowed by law, accrued on the average daily balance of all amounts of principal outstanding; Debtor's fifty-percent (50%) undivided ownership interest in the VHDL 2000 Software; and all royalties, fees, and payments received from licensing agreements for the VHDL 2000 Software;

                iii) extend the time of payment of, compromise, or settle for cash, credit, or otherwise upon any terms, any part or all of the Collateral;

                 iv) take possession of and endorse in the name of Debtor as appropriate, any notes, checks, money orders, drafts, cash, insurance payments, and any other instruments received in payment of the Collateral, or any part thereof; collect, sue for, and give satisfactions for, monies due on account of the Collateral; and withdraw any claims, suits, or proceedings pertaining to, or arising out of Debtor's and/or Secured Party's right to the Collateral.

          v) recover from Debtor all costs and expenses including, without limitation, reasonable attorneys' fees (including, without limitation, the reasonable estimate of the allocable costs of in-house legal counsel and staff), incurred or paid by Secured Party in exercising any right, power or remedy provided by this Agreement or by law.

     8.   Waiver of Hearing. Debtor hereby expressly waives, to the fullest
          -----------------
extent permitted by law, any constitutional right to a judicial hearing prior to the time Secured Party enforces its rights pursuant to this Agreement upon the occurrence of an Event of Default as provided herein.

     9.   Cumulative Rights. The rights, powers and remedies of Secured
          -----------------
Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, the Promissory Note or any other agreement contemplated hereunder, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

     10.  Waivers. No waiver of any provision of this Agreement nor consent
          -------
to any departure by Debtor herefrom shall in any event be effective unless the same be in writing and signed by Secured Party and then such waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given. Any waiver, forbearance, failure or delay by Secured Party in exercising, or the exercise or beginning of exercise by Secured Party of, any right, power or remedy, simultaneous or later, shall not preclude the further simultaneous or later exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party.

     11.  Assignment. This Agreement shall be binding upon and inure to
          ----------
the benefit of Secured Party, and Debtor and their respective successors and assigns. Neither Debtor, nor Secured Party, may assign this Agreement without the prior written consent of the other party; provided, however, that Secured Party may assign this Agreement to any of its affiliates without the prior written consent of Debtor, subject to all defenses, if any.

     12.  Continuing Security Interest. This Agreement shall create a
          ----------------------------
continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. This Agreement shall terminate and be of no further force and effect upon the payment in full of the Obligations by Debtor.

     13.  Governing Law. This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the State of New Jersey.

     14.  References. As used in this Agreement, the singular includes the
          ----------
plural. The headings contained in this Agreement have been inserted for convenience of reference only and shall in no way restrict, modify or construe any of the terms or provisions of this Agreement.

     15.  Amendment. This Agreement may be amended, altered or modified
          ---------
only by a written instrument attached to his Agreement and duly executed by Debtor and Secured Party.

     16.  Notices. All notices, requests, consents and other communications
          -------
hereunder shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or three (3) days after mailing if deposited in the United States mail, first class, registered or certified mail, return receipt requested, with postage prepaid as follows:

          Secured Party:        Racal-Redac, Inc.
                                c/o The Racal Corporation
                                Law Department
                                1601 N. Harrison Parkway
                                Sunrise, Florida 33323-2899
                                Attn:  L. Rodney Manning

          Debtor:               IKOS Systems, Inc.
                                19050 Pruneridge Avenue
                                Cupertino, California 95014
                                Attn:  Gerald S. Casilli

     17.  Entire Agreement Severability. This Agreement and the Promissory
          -----------------------------
Note contain the entire agreement between Secured Party and Debtor. If any of the provisions of this Agreement shall be held invalid and unenforceable, this Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                                IKOS Systems, Inc.
                                A Delaware corporation, with its principal place of business in Cupertino, California

                                By:  /s/GERALD S. CASILLI
                                     --------------------

                                Its: Chairman & CEO
                                     --------------------

                                  SCHEDULE I
                                  ----------

VHDL 2000 Simulation Technology
-------------------------------


"VHDL 2000 software" means the Source Code and Source Documentation (as per the VHDL 2000 users manual - Racal documents number 93-0326-01 which is attached) of the software required to compile the VHDL 2000 product or IKOS' Voyager - VS product, except for the Framework Software (which is owned by Racal Redac). In addition, VHDL 2000 Software includes the VISION Software (owned by Racal Redac) that is excluded from the Framework Software.

VHDL 2000 consists of three main software components:

               Graphical User Interface

               VHDL Tool Integration Platform (VTIP) from CAD Language Systems, Inc.

               VHDL Simulation Kernel

Each of the above is a distinct process and can be run on any host configured to be a VHDL 2000 server, with the condition that the Vision Framework Interface must be run on the local workstation or optionally on an X-Terminal Server, but the VTIP and Simulation servers can run on any other machine
(or locally).

VHDL 2000 provides a Simulation Server dialog box in which you can examine the network and select the desired machine for each process.

                                                                    EXHIBIT 4
                             FINANCING STATEMENT
                             -------------------

DEBTOR:        IKOS SYSTEMS, INC.
               19050 Pruneridge Avenue
               Cupertino, California 95014

SECURED
PARTY:         RACAL-REDAC, INC.
               1000 Wyckoff Avenue
               Mahwah, New Jersey 07430

PROPERTY COVERED BY THIS FINANCING STATEMENT:

        IKOS Systems, Inc.'s fifty percent (50%) undivided ownership interest
        ---------------------------------------------------------------------
        in VHDL 2000 Software
        ---------------------

        VHDL 2000 Software includes:

               All source code, object code, flow charts, program descriptions, program listings, layouts, libraries, diagrams, reports, tests and other data and other programs, and all related documentation and information, comprising and related to the version existing on the date hereof and all preceding versions of and works in progress or developments relating to the computer software programs known as the VHDL 2000 Simulation Technology ("VHDL Technology"), as more fully described in Schedule 1 attached hereto, together with all
                            ----------
               tools, applications, programs, sub-routines, compilers, utilities, test routines, data bases, libraries, library builder technologies and other software programs developed in connection with the development, maintenance, diagnosis, support and/or enhancement of the VHDL Technology; all Derivative Works of the VHDL Technology (as defined below);
               all inventories of the object code product versions of the VHDL Technology in finished and packaged form, together with related users manuals and product packaging; all of the debtor's right, title and interest in and to all intangible, intellectual and industrial property rights constituting, embodied in or pertaining to the VHDL Technology, including but not limited to (i) all trademarks, tradenames, service marks and names, logos or slogans, together with the goodwill related thereto, including all registrations and applications therefor, (ii) all copyrights (including audio visual copyrights), mask works and design rights and any registrations or applications therefor, (iii) all patent rights, including issued patents, patent applications, reissues or patents of additions, continuations in part and filing priorities, (iv) all inventions, discoveries, technology and know-how; (v) all confidential and proprietary information related to any of the items referenced in clauses (i) through (iv) above, and
               (vi) all rights
               to secure renewals, reissuances and extensions of the items referenced in clauses (i) through (iv) above; all rights granted to use the intellectual property of any third party with the VHDL Technology or to modify and incorporate such intellectual property into the VHDL Technology, whether pursuant to a license or similar agreement, and all rights to sublicense such rights, in whole or in part, to others in connection with the development, distribution or sale of the VHDL Technology, including all end-user licenses and associated rights related to "off-the-shelf" commercial software products used in connection with the VHDL Technology; all rights (including all intellectual property rights and rights to future payments) under contracts, agreements, licenses, sublicenses, arrangements or commitments relating to the distribution, licensing, sublicensing, sale, maintenance, support or development of the VHDL Technology; and all of the Debtor's rights to enforce and protect the rights associated with the VHDL Technology, including any and all agreements or licenses entered into for the protection of rights associated with the VHDL Technology and any and all agreements between the Debtor and its consultants or employees relating to the VHDL Technology, including any such software protection rights assigned to or obtained by the debtor in connection with the Debtor's direct or indirect acquisition of any of the VHDL Technology. For purposes of this paragraph, the term "Derivative Work" includes any software program which includes at least 25% of the source code lines used in the VHDL Technology as in existence on the date hereof.


IKOS SYSTEMS, INC.

By:    /s/GERALD S. CASILLI
       ----------------------

Its:      Chairman & CEO
       ----------------------

Date:     7 April 1994
       ----------------------

                                  SCHEDULE 1
                                  ----------


VHDL 2000 Simulation Technology
-------------------------------


"VHDL 2000 software" means the Source Code and Source Documentation (as per the VHDL 2000 users manual - Racal documents number 93-0324-01 which is attached) of the software required to compile the VHDL 2000 product or IKOS' Voyager - VS product, except for the Framework Software (which is owned by Racal Redac). In addition, VHDL 2000 Software includes the VISION Software (owned by Racal Redac) that is excluded from the Framework Software.

VHDL 2000 consists of three main software components:

                Graphical User Interface

                VHDL Tool Integration Platform (VTIP) from CAD Language Systems, Inc.

                VHDL Simulation Kernel


Each of the above is a distinct process and can be run on any host configured to be a VHDL 2000 server, with the condition that the Vision Framework Interface must be run on the local workstation or optionally on an X-Terminal Server, but the VTIP and Simulation servers can run on any other machine
(or locally).

VHDL 2000 provides a simulation Server dialog box in which you can examine the network and select the desired machine for each process.